EXHIBIT (iii)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on:

Form	Reference

Form S-8	No. 33-5291

Form S-8	No. 33-4549

Form S-8	No. 33-22238

Form S-8	No. 33-5765

Form S-8	No. 33-41182

Form S-8	No. 333-66735

Form S-3	No. 33-5289

Form S-3	No. 33-5290

Form S-3	No. 33-18280

Form S-3	No. 33-25730

Form S-3	No. 33-21723

Form S-3	No. 33-27244

Form S-3	No. 33-33948

Form S-3	No. 333-51281

Form S-3	No. 333-72304

of Pitney Bowes Inc. of our report dated February 20, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Stamford, Connecticut
March 9, 2004

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